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                                                                    EXHIBIT 10.1

                      SETTLEMENT AND SEPARATION AGREEMENT
                      -----------------------------------

             This Settlement and Separation Agreement ("Agreement"), executed on the 18th day of October, 2001, between CD Warehouse, Inc., (the "Company") and Jerry W. Grizzle ("Grizzle"), is effective as of October 5, 2001 ("Effective Date"), and is intended to effect the settlement and extinguishment of disputes, differences, claims and obligations as herein designated, provide for the separation of Grizzle from the employment of the Company, and establish the severance compensation and benefits from the Company to Grizzle.

                                    RECITALS
                                    --------

             1. Disputes and differences have arisen between the parties with respect to the matters, duties, and obligations in connection with that certain Employment Agreement dated October 26, 1996, as amended by the First Addendum To The Grizzle Employment Agreement dated August 30, 2000 (sometimes collectively referred to herein as the "Employment Agreements"), between the Company and Grizzle.

             2. The parties have agreed to execute this Agreement in settlement of such disputes and differences in connection with the Employment Agreements, and by the execution of this Agreement the parties intend to effect the cancellation of the Employment Agreements, provide for certain continuing duties and obligations between the parties, and set forth the severance compensation and benefits from the Company to Grizzle.

             3. The signatories hereof represent that they are authorized and empowered to execute this Agreement on behalf of their respective parties.

             In consideration of the mutual covenants contained herein, the Company and Grizzle agree as follows:
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                            COVENANTS OF THE COMPANY

             4. The Company will pay to Grizzle bi-monthly severance compensation payments (the "Severance Compensation Payments") for thirty (30) months (the "Severance Period") salary at the annualized rate of $120,000.00, minus all taxes and withholdings required by law (the "Severance Pay"). The Severance Compensation Payments shall commence on October, 19, 2001, the first normal pay period following the Effective Date; and shall be made in the ordinary course of the Company's payroll without exception or special consideration to Grizzle.

             5. The Company will pay on behalf of Grizzle, for a period of eighteen (18) months from the Effective Date, his Cobra payments for continuation coverage for the group life, hospitalization, medical, dental, health, accident or disability insurance ("Group Insurance") the Company provides to its then current Officers during the first eighteen (18) months of the Severance Period. Grizzle shall not be entitled to any benefits, expenses, other "perks" or pay that Grizzle previously enjoyed as an employee of the Company, other than the Severance Pay and Cobra payments to be made on behalf of Grizzle for Group Insurance.

             6. Indemnification. (a) Right to Indemnification. During the Severance Period, the Company will indemnify Grizzle and hold him harmless from and against any claim, loss or cause of action arising from or out of Grizzle's performance as an officer, director, or employee of the Company or its subsidiaries, if any, or in any other capacity, including any fiduciary capacity, in which Grizzle served at the request of the Company to the maximum extent permitted by the Delaware General Corporation Act and the Company's Certificate of Incorporation and By Laws ("Governing Documents"), provided that in no event will the protection afforded to Grizzle hereunder be less than that afforded under the Governing Documents as in effect on the Effective Date of this Agreement.
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(b) Culpable Action:

(i) Notwithstanding the provisions of Paragraph 6(a), Grizzle will not be entitled to indemnification if (A) the Company is prohibited from paying such indemnification under applicable law, or (B) Grizzle's actions or omissions involved intentional misconduct or knowing violation of law (any existence or occurrence described in the foregoing clauses (A) and (B), individually, is a "Culpable Action").

(ii) The existence or occurrence of a Culpable Action will be conclusively determined by a non appealable, final decision of the court having jurisdiction over the applicable proceeding. Such determination will be final and binding upon the parties hereto.

(iii) If a proceeding involves more than one claim, issue or matter, the determination as to whether a Culpable Action exists or has occurred will be severable as to each and every claim, issue and matter.

(iv) The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not affect the provisions of Paragraph 6(a) for indemnification hereunder and does not create a presumption that there exists a Culpable Action.

        7. The Company hereby withdraws and cancels its letters and notices regarding the termination of Grizzle's employment dated September 13, 2001; September 25, 2001; and October 1,2001.

        8. The Company will release Grizzle as set forth in the mutual release contained herein.

                             COVENANTS OF GRIZZLE

        9. Grizzle agrees to be bound by the following terms of confidentiality, non-competition,
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and non-solicitation provisions, for a period of thirty (30) months from the
Effective Date.

        10. Confidentiality. Without the prior written consent of the Company, except to the extent required by an order of a court having competent jurisdiction or under a subpoena from an appropriate government agency, Grizzle will not communicate or disclose to any third person, or use for the benefit of himself or any third person, (a) trade secrets, customer or supplier lists or information, marketing plans, sales plans, management organization information (including data and other information relating to members of the Board and management), operating policies or manuals, business plans, processes and techniques, financial records, or other financial, commercial, or business information relating to the Company or its investors or the purchase and sale of its securities or any of its subsidiaries, or (b) information designated as confidential or proprietary that the Company or its subsidiaries, if any, may receive from its suppliers, customers or others who do business with the Company or any of its subsidiaries (collectively, "Confidential Information") to any third person unless such Confidential Information has been previously disclosed to the public by the Company or is in the public domain (other than by reason of Grizzle's breach of this Paragraph).

        11. Competition with The Company. Grizzle agrees that during the term of the Severance's Period he will not, directly or indirectly, for his own benefit or on behalf of others, compete with, or be an officer, director, employee or holder of more than 5% of the capital stock or other equity interest of any corporation or other entity which competes with the Company or any of its subsidiaries as of the Effective Date ("Competitive Activity"). The limitations imposed by this Paragraph will extend to all geographic areas in which the Company conducts business as of the Effective Date.

        12. Grizzle resigns as Chairman Emeritus of the Company as of the Effective Date.
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       13. Grizzle will release the Company as set forth in the mutual release contained herein.

                               ADDITIONAL TERMS

       14. Mutual Release. In consideration of the mutual relinquishment of their respective legal rights with reference to the above-mentioned disputes, differences, and Employment Agreements, and in consideration of the execution of this Agreement, each party, for himself or itself and their officers, agents, employees, assigns, heirs, and any predecessors or successors in interest, expressly releases the other and their officers, agents, employees, assigns, heirs, and any predecessors or successors in interest from any and all obligations, duties, warranties, claims, demands, disputes, and any liability related thereto, arising out of, or in connection with, the above-described disputes, differences, and Employment Agreements.

       15. Arbitration. Any dispute or controversy arising under or in connection with this Agreement will be resolved by binding arbitration. The arbitration will be held in the city of Oklahoma City, Oklahoma and except to the extent inconsistent with this Agreement, will be conducted in accordance with the Rules of the American Arbitration Association then in effect at the time of the arbitration, and otherwise in accordance with principles which would be applied by a court of law or equity. The arbitrator will be acceptable to both the Company and Grizzle. If the parties cannot agree on an acceptable arbitrator, the dispute will be heard by a panel of three arbitrators one appointed by each of the parties and the third appointed by the other two arbitrators.

        16. Nothing in this Agreement shall affect Grizzle's stock options regarding the Company, and Grizzle shall retain all stock options previously granted.

        17. The parties acknowledge that the e-commerce business model, for which the Company has pursued a patent and/or other intellectual property protection, was devised by and is the sole idea
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of Grizzle. Grizzle may hold himself out as the inventor of the e-commerce business model and/or may use the same in any books or other publications and is hereby granted a non-exclusive license for such purpose, which he may freely grant to others as he sees fit.

             18. The Company and Grizzle agree that they are entering into this Agreement as a compromise of disputed claims. By entering into this Agreement, no fault, liability, or wrongdoing is admitted.

             19. The covenants of this Agreement shall be specifically enforceable. In the event that either party shall file an action to enforce the obligations imposed on the other party, the prevailing party shall be entitled to its costs and expenses, including a reasonable attorney's fee, incurred in connection with enforcement of such obligations.

             20. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, assigns, heirs, and personal representatives.

             21. The validity, construction and enforcement of this Agreement shall be governed by the laws of the State of Oklahoma without reference to principles of conflicts of law or choice of law.

             22. This Agreement embodies the entire agreement between the parties hereto with respect to the matters involved herein and supersedes any previous negotiations or agreements between the parties. This Agreement was not executed in reliance upon any statement or representation by either party other than those set forth herein. This Agreement may not be modified or amended except by a subsequent agreement in writing signed by all parties.

             23. The Parties agree that as of October 5, 2001, the Employment Agreements shall be canceled and terminated, and all duties, obligations, and liabilities with respect thereto shall cease.

             24. The parties agree that they shall hold the terms of this Severance and Separation Agreement confidential, and will not divulge the terms of the same to any third party except as
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required by law or for the purposes of reporting taxes. The parties shall refrain from making any public statements regarding the separation of Grizzle from the employment of the Company, but to the extent any statement is necessary, the parties shall state only that the Company and Grizzle reached a mutually beneficial and amicable agreement regarding the expiration of Grizzle's employment with the Company, or words to that effect.

             25. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

             26. Agreement may be executed in counterparts.

             In witness whereof, the parties have executed this Settlement and Separation Agreement on the date first above written.

NOTE: READ THIS AGREEMENT CAREFULLY BEFORE SIGNING; IT CONTAINS A RELEASE OF CLAIMS.

                                        Jerry W. Grizzle

                                        /s/ Jerry W. Grizzle
                                        -----------------------------------


                                        CD Warehouse, Inc.

                                    By: /s/ Christopher M. Salyer
                                        -----------------------------------
                                           Christopher M. Salyer, Chairman